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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 2003

                              --------------------

                         NATURAL RESOURCE PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

              DELAWARE                    001-31465             35-2164875
   (State or other jurisdiction       (Commission File       (I.R.S. Employer
 of incorporation or organization)         Number)          Identification No.)

       601 JEFFERSON, SUITE 3600
             HOUSTON, TEXAS                                      77002
(Address of principal executive offices)                       (Zip code)


       Registrant's telephone number, including area code: (713) 751-7507

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ITEM 9.  REGULATION FD DISCLOSURE.

         In accordance with General Instruction B.2 of Form 8-K, the following information and the exhibits referenced therein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it or they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

         Set forth below is a press release of Natural Resource Partners L.P. dated February 13, 2003, announcing the company's fourth quarter results, its outlook for 2003 and information relating to its first quarterly distribution.

       NATURAL RESOURCE PARTNERS L.P. REPORTS FOURTH QUARTER 2002 RESULTS

HOUSTON, Feb 13, 2003 /PRNewswire-FirstCall via COMTEX/ -- Natural Resource Partners L.P. (NYSE: NRP) today reported net income of $6.4 million for the period from the closing date of the initial public offering ("IPO"), October 17, 2002, through December 31, 2002. During the period, NRP's lessees produced and sold 7.3 million tons generating $11.5 million of coal royalty revenues for an average royalty revenue per ton of $1.58. The results include one month of coal royalty and other revenues generated from NRP's acquisition of coal reserves and surface lands from El Paso Corporation in December 2002.

Production, revenue and direct costs and expenses attributable to such properties prior to the IPO are not included in the results. During the period from October 1, 2002 through October 16, 2002, 1.4 million tons of coal were mined from such properties, generating $2.3 million in coal royalty revenue.


Earnings before interest, income taxes, depletion and amortization (EBITDA) from October 17, 2002 through December 31, 2002 was $11.1 million calculated as follows:

      Net Income                     $  6,415
      Add:
      Depletion and amortization        4,526
      Interest Expense                    200
      EBITDA                         $ 11,141

Corbin J. Robertson Jr., Chairman and Chief Executive Officer of Natural Resource Partners L.P., said, "We are very pleased with the results of NRP's operations during our first period since becoming a publicly traded partnership. We closed our first acquisition in December and will continue to focus on growing the Partnership through additional accretive acquisitions while maintaining a strong balance sheet."

2003 Outlook

For 2003, Natural Resource Partners expects its lessees to produce between 36.5 million tons and 38.5 million tons of coal with approximately 80% to 84% being produced in Appalachia, 5% to 7% in the Illinois Basin and 10% to 14% from the Northern Powder River Basin. This production should generate coal royalty revenues of approximately $57 million to $61 million with total revenues of approximately $67 million to $71 million based upon average selling prices provided by its lessees. NRP expects net income to be between $30 million and $33 million generating between $54 million and $58 million of EBITDA. Depletion and amortization is expected to range between $22 million and $23 million. Net income per limited partner unit in 2003 is expected to be between $1.35 and $1.45.

NRP expects its revenues to be higher in the second half of 2003 than the first half due to increased

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production. In addition, it expects general and administrative costs to be higher in the first half of 2003 due to expenses related to its annual audit and report to its unitholders, as well as expenses related to tax return and K-1 preparation. The above estimates assume borrowings remain drawn under the current credit facility.

Distributions

On February 14, 2003, Natural Resource Partners will make its first quarterly distribution of $9.8 million or $0.4234 per unit on all 22.7 million limited partner units outstanding as well as to the general partner interest. The distribution is prorated from October 17, 2002 through December 31, 2002, and is equivalent to $0.5125 per unit had NRP operated for the full quarter.


Natural Resource Partners L.P. is headquartered in Houston, TX, with its operations headquarters in Huntington, WV. NRP is a master limited partnership that is principally engaged in the business of owning and managing coal properties in the three major coal producing regions of the United States:
Appalachia, the Illinois Basin and the Powder River Basin.


For additional information, please contact Kathy Hager at 713-751-7555 or khager@nrplp.com . Further information about NRP is available on the partnership's website at http://www.nrplp.com .


This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. Such statements are those concerning the 2003 outlook for earnings, production, expenses, EBITDA and distributable cash flow. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, decreases in demand for coal; changes in operating conditions and costs; production cuts by our lessees; commodity prices; unanticipated geologic problems; changes in the legislative or regulatory environment and other factors detailed in Natural Resource Partners' Securities and Exchange Commission filings.

                              - financials follow -

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                         NATURAL RESOURCE PARTNERS L.P.
                            Supplemental Information
              From Commencement of Operations (on October 17, 2002)
                            Through December 31, 2002
                           In thousands except per ton
                                   (unaudited)

                                             (in thousands)
     Coal royalty revenues:
        Appalachia                             $  9,492
        Illinois Basin                              727
        Northern Powder River Basin               1,313

        Total NRP                              $ 11,532

    Sales volumes (tons):
        Appalachia                                5,448

        Illinois Basin                              601
        Northern Powder River Basin               1,265

        Total NRP                                 7,314

    Average royalty rate
        Appalachia                             $   1.74
        Illinois Basin                             1.21
        Northern Powder River Basin                1.04

        Average NRP                            $   1.58

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                         NATURAL RESOURCE PARTNERS L.P.
                          Condensed Statement of Income
              From Commencement of Operations (on October 17, 2002)
                            Through December 31, 2002
                                   (unaudited)


                                             (in thousands)
    Revenues:
       Coal royalties                         $ 11,532
       Minimums recognized as revenue              872
       Override royalties                          226
       Other                                     1,263
                   Total revenues               13,893

    Operating costs and expenses:
       Depletion and amortization                4,526
       General and administrative                1,059
       Taxes other than income                   1,296
       Royalty payments                            397
                   Total operating
                    costs and expenses           7,278
    Operating income                             6,615
    Interest expense                              (200)
    Net income                                $  6,415
    Net income attributable
     to general partner                            128
    Net income attributable
     to limited partners                      $  6,287
    Basic and diluted net income
     per limited partner unit
    Common                                    $   0.28
    Subordinated                              $   0.28
    Weighted average number
     of units outstanding:
    Common                                      11,354
    Subordinated                                11,354

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                         NATURAL RESOURCE PARTNERS L.P.
                             Statement of Cash Flows
              From Commencement of Operations (on October 17, 2002)
                            Through December 31, 2002
                                   (unaudited)

                                             (in thousands)
    Cash flows from operating activities:
      Net Income                              $  6,415
      Adjustments to reconcile net income
       to net cash provided by operating
       activities, net of acquisitions
        Depletion and amortization               4,526
        Change in current assets
         and liabilities                        (4,203)
          Net cash provided
           by operating activities               6,738
    Cash flows from investing activities:
      Acquisition of property                  (57,449)
          Net cash used
           in investing activities             (57,449)
    Cash flows from financing activities:
      Proceeds from revolving
       credit facility                          57,500
      Deferred financing costs                  (1,316)
      Repayment of debt                        (46,531)
      Net proceeds from initial public
       offering of common units                 46,963
      Contributions by sponsors                  1,848
          Net cash provided
           by financing activities              58,464
    Net increase in cash                         7,753
    Cash, beginning of period                      ---
    Cash, end of period                       $  7,753

    Supplemental information:
    Non cash investing activities:
      Net assets contributed at inception     $153,091
      Excess of fair market value over
       historical cost of Arch
       contributed properties                  110,315
      Deferred revenue assumed
       on acquisition of property               (2,152)

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                         NATURAL RESOURCE PARTNERS L.P.
                             Condensed Balance Sheet
                                December 31, 2002
                                   (unaudited)

                                             (in thousands)

    Current assets                             $ 17,307

    Property and equipment, net                 374,187

    Other assets                                  1,225

               Total assets                    $392,719

    Current liabilities                        $  3,333

    Long-term debt                               57,500

    Deferred revenue                             13,252

    Partners' capital                           318,634

              Total liabilities
               and partners' capital           $392,719


SOURCE Natural Resource Partners L.P.

CONTACT:          Kathy Hager of Natural Resource Partners L.P.,
                  +1-713-751-7555,

                  or khager@nrplp.com

URL:              http://www.nrplp.com
                  http://www.prnewswire.com

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NATURAL RESOURCE PARTNERS L.P.
                                     (Registrant)

                                     By:      NRP (GP) LP
                                              its General Partner

                                     By:      GP Natural Resource Partners LLC
                                              its General Partner

                                              /s/ Charles H. Kerr
                                              ---------------------------------
                                              Charles H. Kerr
                                              Secretary

Dated: February 14, 2003